UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 339-6011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2024, Restaurant Brands International Inc. (“RBI” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. as the underwriter (the “Underwriter”), HL1 17 LP (the “Selling Shareholder”), an affiliate of 3G Capital Partners Ltd. (“3G Capital”), as the selling shareholder, and BofA Securities, Inc. as the forward seller and forward purchaser (in both roles, the “Forward Counterparty”) relating to the sale of up to 6,528,013 common shares (the “Shares”) of RBI, no par value (the “Common Shares”) to the Underwriter (the “Offering”). The Offering relates to Common Shares that the Selling Shareholder will receive upon exchange of an equal number of Class B exchangeable limited partnership units (the “Partnership exchangeable units”) in Restaurant Brands International Limited Partnership (“RBI LP”), which is expected to close on or before August 30, 2024 (the “Exchange”). RBI will not sell any Common Shares in the Offering and will not receive any proceeds from the sale of the Shares in the Offering.

Pursuant to the Underwriting Agreement, the Forward Counterparty agreed to sell up to 6,528,013 Common Shares to the Underwriter, at a price of $68.31 per Common Share, subject to the terms and conditions set forth therein. In connection with the Offering, the Selling Shareholder entered into a forward sale agreement (the “Forward Sale Agreement”) with the Forward Counterparty with respect to up to an aggregate of 6,528,013 Common Shares (the “Forward Shares”). In connection with the Forward Sale Agreement, the Forward Counterparty or its affiliates agreed to borrow and sell through the Underwriter 3,528,013 Common Shares in the Offering, and in addition to sell through the Underwriter up to 3,000,000 Common Shares that will be delivered to the Underwriter in the Offering to the extent a current investor that has indicated an interest in purchasing such shares completes such purchase. The Selling Shareholder is expected to physically settle the Forward Sale Agreement by delivering to the Forward Counterparty the number of Common Shares sold in the Offering. Upon settlement of the Forward Sale Agreement, the Selling Shareholder will receive, in cash, $68.31 per Common Share, subject to certain adjustments as provided in the Forward Sale Agreement. The settlement of the Forward Sale Agreement is expected to occur on or before August 30, 2024.

The Offering is expected to close on August 14, 2024.

Pursuant to the terms of the Underwriting Agreement, the Selling Shareholder, 3G Restaurant Brands Holdings LP (“3G RBH”) and an affiliate of 3G RBH (the “3G Funds”) have agreed with the Underwriter, subject to certain exceptions, not to dispose of or hedge any of their Common Shares or securities convertible into or exchangeable for Common Shares during the period from the date of the Offering, continuing through the date 45 days thereafter, except with the prior written consent of the Underwriter. RBI has also agreed to impose and enforce the restrictions applicable to the 3G Funds set forth above with respect to each of its directors affiliated with the 3G Funds. In addition, RBI and the Selling Shareholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.

A copy of the opinion of Stikeman Elliott LLP relating to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On August 12, 2024, RBI issued a press release regarding the receipt of an exchange notice related to Partnership exchangeable units of RBI LP, the intent to satisfy the exchange notice with the delivery of Common Shares and the commencement of the Offering. On August 12, 2024, RBI issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in this Item 7.01 as well as the press releases attached as Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated August 12, 2024, by and among RBI, BofA Securities, Inc. as underwriter, HL1 17 LP as selling shareholder, and BofA Securities, Inc. as forward seller and forward purchaser.

5.1	Opinion of Stikeman Elliot LLP.
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).
99.1	Press release issued by the Company on August 12, 2024.
99.2	Press release issued by the Company on August 12, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: August 13, 2024	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary